UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2009

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2333 Waukegan Road, Suite 100, Bannockburn, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2009, the Board of Directors (the "Board") of APAC Customer Services, Inc. (the "Company") approved the execution of an Indemnification Agreement (the "Agreement") between the Company and the following directors: Cindy K. Andreotti, John C. Kraft, Bhaskar Menon, John J. Park, Samuel K. Skinner and John L. Workman (collectively, the "Indemnitees) which was subsequently executed by all of the Indemnitees and the Company.

Subject to the express terms set forth in the Agreement, it generally provides that the Company will indemnify the Indemnitee from judgments, fines and amounts paid in settlement actually incurred by Indemnitee and advance certain expenses resulting from an Indemnitee being a party to a proceeding that is brought in connection with any of the matters described in the following paragraph.

The matters covered by the Agreement include any action or inaction by any Indemnitee, or any other event or circumstance relating to or arising out of or in connection with (i) the activities or responsibilities of the Board in connection with: (x) the proposal from Tresar Holdings LLC ("Tresar") to acquire all of the outstanding shares of common stock of the Company other than those owned by Theodore G. Schwartz, the Company’s founder and current Chairman of the Board, and certain related holders (the "Tresar Proposal"); (y) any alternative proposals that may be received from other parties; or (z) any other proposed transaction to acquire all or a substantial portion of the stock or assets of the Company, or to engage in a merger, combination or other similar transaction involving the Company, whether by or with Tresar or any other person or entity, including such a transaction proposed following execution of a definitive agreement with Tresar concerning a transaction or (ii) the activities or responsibilities of the Special Committee of the Board formed in response to the Tresar Proposal.

Subject to the terms and conditions of the Agreement, the Company is generally obligated to advance all reasonable expenses which are incurred by or on behalf of any Indemnitee in connection with such proceeding.

The rights of indemnification and to receive advancement of reasonable expenses as provided by the Agreement shall not be deemed exclusive of the rights of any Indemnitee under the Company’s Bylaws (as may be amended from time to time) or any other rights to which any Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation of the Company, any agreement, any policy of insurance, a vote of stockholders or a resolution of directors, or otherwise.

The Agreement shall continue in effect and shall survive the termination of any Indemnitee’s membership on the Board.

Item 9.01 Financial Statements and Exhibits.

10.1 Indemnification Agreement dated February 18, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

February 24, 2009	By:	Robert B. Nachwalter

Name: Robert B. Nachwalter
Title: SVP and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Indemnification Agreement dated February 18, 2009